Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE November 30, 2017	Media contact: Bob Varettoni 908-559-6388 robert.a.varettoni@verizon.com

Verizon announces extension of early participation date and early results of its private exchange offers / consent solicitations for 18 series of notes

NEW YORK – Verizon Communications Inc. (“Verizon”) (NYSE, NASDAQ: VZ) today announced that the early participation date has been extended until 11:59 p.m. (New York City time) on December 13, 2017 (the “Extended Early Participation Date”), with respect to its previously announced (i) offers, on behalf of certain of its wholly-owned subsidiaries, to exchange any and all of the outstanding series of notes listed below (collectively, the “Old Notes”) for specified series of newly issued debt securities of Verizon (collectively, the “New Notes”) (and additional cash amounts for specified series of Old Notes) (the “Exchange Offers”), and (ii) solicitations of consents, on behalf of such subsidiaries, to the proposed amendments (the “Proposed Amendments”) to the indentures governing the Old Notes in order to, among other things, eliminate certain of the restrictive covenants contained therein (the “Consent Solicitations”), in each case on the terms and subject to the conditions set forth in the Exchange Offer and Consent Solicitation Statement dated November 15, 2017 (the “Exchange Offer and Consent Solicitation Statement” and, together with the accompanying letter of transmittal and eligibility letter, the “Offer Documents”). Accordingly, the Extended Early Participation Date will occur at the same time the Exchange Offers and Consent Solicitations are scheduled to expire. Eligible Holders (as defined below) who validly tender their Old Notes at or prior to the Extended Early Participation Date and whose Old Notes are accepted by Verizon will be eligible to receive the Total Consideration (as defined in the Exchange Offer and Consent Solicitation Statement), which includes the Early Participation Payment (as defined in the Exchange Offer and Consent Solicitation Statement). The deadline to validly withdraw tenders (and validly revoke the related consents) of Old Notes was not modified by Verizon, and expired with respect to all series of Old Notes at 5:00 p.m. (New York City time) on November 29, 2017. Verizon today also announced the early participation results, as of 5:00 p.m. (New York City time) on November 29, 2017 (the “Original Early Participation Date”), of the Exchange Offers and Consent Solicitations.

Verizon was advised by Global Bondholder Services Corporation, as the Information Agent and the Exchange Agent, that as of the Original Early Participation Date, the aggregate principal amounts of the Old Notes (and the related consents) specified in the table below were validly tendered and not validly withdrawn with respect to the Exchange Offers and Consent Solicitations:

Offers to Exchange Any and All of the Outstanding Notes Listed Below

for New 8.000% Notes due 2022 Issued by Verizon Communications Inc. (the “New Notes due 2022”):

CUSIP Number	Subsidiary Issuer(1)	Title of Security	Principal Amount Outstanding	Aggregate Principal Amount Tendered as of the Original Early Participation Date	Percentage of Principal Amount Outstanding Tendered as of the Original Early Participation Date
645767AY0	Verizon New Jersey Inc.	8.000% Debentures due 2022	$111,392,000	$4,275,000	3.84%
362320AT0	GTE LLC	8.750% Debentures due 2021*	$192,879,000	$4,120,000	2.14%
165087AN7	Verizon Virginia LLC	7.875% Debentures due 2022	$56,009,000	$28,000,000	49.99%

Offers to Exchange Any and All of the Outstanding Notes Listed Below

for New 6.800% Notes due 2029 Issued by Verizon Communications Inc. (the “New Notes due 2029”):

CUSIP Number	Subsidiary Issuer(1)	Title of Security	Principal Amount Outstanding	Aggregate Principal Amount Tendered as of the Original Early Participation Date	Percentage of Principal Amount Outstanding Tendered as of the Original Early Participation Date
020039AJ2	Alltel Corporation	6.800% Debentures due 2029	$138,677,000	$22,260,000	16.05%
362320BA0	GTE LLC	6.940% Debentures due 2028	$315,309,000	$41,945,000	13.30%
650094CJ2	Verizon New York Inc.	6.500% Debentures due 2028	$69,404,000	$33,863,000	48.79%
07786DAA4	Verizon Pennsylvania LLC	6.000% Debentures due 2028	$55,875,000	$10,981,000	19.65%
165087AL1	Verizon Virginia LLC	8.375% Debentures due 2029	$9,031,000	—	—
165069AP0	Verizon Maryland LLC	8.000% Debentures due 2029*	$27,358,000	$7,181,000	26.25%
078167AZ6	Verizon Pennsylvania LLC	8.350% Debentures due 2030	$31,343,000	$26,000	0.08%
165069AQ8	Verizon Maryland LLC	8.300% Debentures due 2031*	$21,314,000	$110,000	0.52%
078167BA0	Verizon Pennsylvania LLC	8.750% Debentures due 2031	$36,009,000	$1,000,000	2.78%
252759AM7	Verizon Delaware LLC	8.625% Debentures due 2031	$2,381,000	—	—

Offers to Exchange Any and All of the Outstanding Notes Listed Below

for New 7.875% Notes due 2032 Issued by Verizon Communications Inc. (the “New Notes due 2032”):

CUSIP Number	Subsidiary Issuer(1)	Title of Security	Principal Amount Outstanding	Aggregate Principal Amount Tendered as of the Original Early Participation Date	Percentage of Principal Amount Outstanding Tendered as of the Original Early Participation Date
020039DC4	Alltel Corporation	7.875% Senior Notes due 2032	$173,779,000	$39,921,000	22.97%
645767AW4	Verizon New Jersey Inc.	7.850% Debentures due 2029*	$51,335,000	$6,038,000	11.76%
644239AY1	Verizon New England Inc.	7.875% Debentures due 2029*	$145,697,000	$4,795,000	3.29%
92344XAB5	Verizon New York Inc.	7.375% Debentures due 2032	$201,579,000	$76,266,000	37.83%
92344WAB7	Verizon Maryland LLC	5.125% Debentures due 2033	$152,911,000	$10,000	0.01%

(1)	See Annex A of the Exchange Offer and Consent Solicitation Statement for a list of original issuers, as applicable.
*	Denotes a series of Old Notes, a portion of which is held in physical certificated form (such portion, the “Certificated Notes”) and is not held through The Depository Trust Company. Such Certificated Notes may only be tendered in accordance with the terms and conditions of the letter of transmittal. With respect to the Certificated Notes, all references to the Exchange Offer and Consent Solicitation Statement herein shall also include the letter of transmittal.

Verizon today also announced the early participation results of its separate, previously announced cash tender offers, for its own account and on behalf of certain of its wholly-owned subsidiaries, to purchase 31 series of their outstanding notes, including each series of the Old Notes, and consent solicitations for 19 series of outstanding notes, including each series of the Old Notes (the “Separate Consent Solicitations”). Promptly after 11:00 a.m. (New York City time) today, November 30, 2017, Verizon will issue a press release specifying, among other things, the pricing information for the cash tender offers, which will also be used to determine the Cash Consideration (as defined in the Exchange Offer and Consent Solicitation Statement) that will be paid in the event the applicable Minimum Issue Condition (as defined below) with respect to a series of New Notes is not satisfied or waived by Verizon to Eligible Holders who elect the Cash Reversion Option (as defined in the Exchange Offer and Consent Solicitation Statement) or do not elect to have their Old Notes returned to them.

Consents delivered for a series of Old Notes in connection with the Exchange Offers will be cumulated with the consents delivered for such series of Old Notes in connection with the Separate Consent Solicitations. The cash tender offers are separate and distinct from the Exchange Offers, and neither the Exchange Offers nor the separate cash tender offers are conditioned upon the consummation of such other offers.

The Exchange Offers and Consent Solicitations will each expire at 11:59 p.m. (New York City time) on December 13, 2017, unless extended or earlier terminated by Verizon (such date and time with respect to an Exchange Offer and Consent Solicitation, as the same may be extended with respect to such Exchange Offer and Consent Solicitation, the “Expiration Date”).

Verizon’s obligation to accept Old Notes (and the related consents) tendered in the Exchange Offers and Consent Solicitations is subject to the terms and conditions described in the Offer Documents, including the “Minimum Issue Condition,” pursuant to which, at the applicable Expiration Date, the aggregate principal amount of New Notes to be issued on the Settlement Date (as defined below) pursuant to the Exchange Offers must be at least $75 million with respect to the New Notes due 2022, or $100 million with respect to the New Notes due 2029 and the New Notes due 2032.

The “Settlement Date,” if any, is the date on which Verizon will settle all Old Notes validly tendered and accepted for exchange (or accepted for purchase pursuant to the Cash Reversion Option, if applicable), subject to all conditions having been satisfied or waived by Verizon. The Settlement Date is expected to be the second business day following the applicable Expiration Date, or December 15, 2017, unless extended with respect to any Exchange Offer and Consent Solicitation. On the Settlement Date, Eligible Holders whose Old Notes are accepted by Verizon will receive the applicable Total Consideration and an additional cash payment equal to accrued and unpaid interest on such Old Notes to, but not including, the Settlement Date.

If and when issued, the New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Verizon will enter into a registration rights agreement with respect to the New Notes.

Only holders who have duly completed and returned an eligibility letter certifying that they are either (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (2) non-“U.S. persons” (as defined in Rule 902 under the Securities Act) located outside of the United States and who are “Non-U.S. qualified offerees” (as defined in the eligibility letter) are authorized to receive the Exchange Offer and Consent Solicitation Statement and to participate in the Exchange Offers and Consent Solicitations (each such holder, an “Eligible Holder”).

Global Bondholder Services Corporation is acting as the Exchange Agent and the Information Agent for the Exchange Offers and Consent Solicitations. Questions or requests for assistance related to the Exchange Offers and Consent Solicitations, including for assistance in completing an eligibility letter, or for additional copies of the Offer Documents may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers and Consent Solicitations.

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This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Old Notes. The Exchange Offers and Consent Solicitations are being made solely pursuant to the Offer Documents. The Exchange Offers and Consent Solicitations are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Exchange Offers and Consent Solicitations to be made by a licensed broker or dealer, the Exchange Offers and Consent Solicitations will be deemed to be made on behalf of Verizon by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This communication has not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this communication is not being distributed to, and must not be passed on to, persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply.

In particular, this communication is only addressed to and directed at: (A) any Member State of the European Economic Area and (B) (i) persons that are outside the United Kingdom or (ii) persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 43 of the Financial Promotion Order, or to other persons to whom it may otherwise lawfully be communicated by virtue of an exemption to Section 21(1) of the FSMA or otherwise in circumstance where it does not apply

(such persons together being “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on the Offering Memorandum or any of its contents.

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Cautionary Statement Regarding Forward-Looking Statements

In this communication we have made forward-looking statements. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the SEC. Eligible holders are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.